UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Oregon	93-1099680
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20245 SW 95th Ave., Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☒

Securities Act registration statement file number to which this form relates:     Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Series R Participating Preferred Stock

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

On January 8, 2010, Bioject Medical Technologies, Inc. (the “Company”) entered into a Fifth Amendment to Rights Agreement, dated as of January 8, 2010, with the American Stock Transfer & Trust Company, LLC (the “Rights Agent”), amending the Rights Agreement, dated as of July 1, 2002, between the Company and the Rights Agent, as amended. The amendment changed the expiration date of the rights issued under the Rights Agreement to January 10, 2010. The amendment was required pursuant to the Series G Convertible Preferred Stock Purchase Agreement, dated December 18, 2009, between the Company and the purchasers identified therein. The foregoing description of the amendment is qualified in its entirety by reference to the Fifth Amendment to Rights Agreement, a copy of which is filed herewith as Exhibit 1 and incorporated herein by this reference.

Item 2.	Exhibits

Exhibit Number	Exhibit Title

1	Fifth Amendment, dated as of January 8, 2010, to Rights Agreement, dated as of October 1, 2002, between Bioject Medical Technologies, Inc. and American Stock Transfer & Trust Company, LLC

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 14, 2010	BIOJECT MEDICAL TECHNOLOGIES INC. (Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell Vice President of Finance (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Title

1	Fifth Amendment, dated as of January 8, 2010, to Rights Agreement, dated as of October 1, 2002, between Bioject Medical Technologies, Inc. and American Stock Transfer & Trust Company, LLC.

3